                    FIRST AMENDMENT TO AMENDED AND RESTATED
                           WARRANT PURCHASE AGREEMENT

                  This First Amendment to Amended and Restated Warrant Purchase Agreement (this "Amendment") is entered into as of March 30, 2000, between HORIZON Pharmacies, Inc., a Delaware corporation ("Company") and McKesson HBOC, Inc., a Delaware corporation formerly known as McKesson Corporation ("McKesson").

                                    RECITALS

                  WHEREAS, Company and McKesson are parties to that certain Amended and Restated Warrant Purchase Agreement dated as of May 14, 1999 (the "Warrant Purchase Agreement"). Capitalized terms used herein without definition shall have the same meanings herein as ascribed thereto pursuant to the Warrant Purchase Agreement.

                  WHEREAS, Company has requested that McKesson grant Company certain waivers and consents with respect to matters in the Credit Agreement and the Warrant Purchase Agreement, and McKesson is willing to do so upon certain terms and conditions, including but not limited to certain amendments being made in the Warrant Purchase Agreement and an additional Warrant being issued to McKesson.

                  NOW, THEREFORE, in consideration of the promises and agreements, provisions and covenants herein contained, and McKesson's concurrent waiver and consent as to certain matters under the Credit Agreement, the parties hereto agree as follows:

SECTION 1. THE ISSUANCE OF NEW WARRANT; AMENDMENTS TO WARRANT PURCHASE AGREEMENT AND WARRANTS.

         A. The Company hereby agrees to issue a new Warrant under the Warrant Purchase Agreement (as amended pursuant hereto) for 10,000 shares of Company's Common Stock with an exercise price of $5.5625 per share. The date of issuance of such new Warrant shall be deemed to be the "Third Warrant Issue Date", and the definition of "Warrant Issue Dates" in Section 5 of the Warrant Purchase Agreement is hereby amended to mean the Initial Warrant Issue Date, the Second Warrant Issue Date, and the Third Warrant Issue Date.

         B. Section 3 of the Warrant Purchase Agreement is hereby amended to read in full as follows:

                  SECTION 3.   SALE AND PURCHASE OF WARRANTS.

                               Subject to the terms and conditions of this
                  Agreement, Company will issue and sell to McKesson, and McKesson will purchase from Company, at the relevant Warrant Issue Date, the following installments of Warrants:

                                    (i) On the Initial Warrant Issue Date,
                  Warrants for 101,500 shares of Common Stock of Company with an initial Exercise Price of $5.71 in exchange for and upon surrender of the Warrants issued on July 2, 1998;

                                    (ii) On the Initial Warrant Issue Date,
                  additional Warrants for 100,000 shares of Common Stock of Company with an initial Exercise Price of $5.71;

                                    (iii) On the Second Warrant Issue Date,
                  Warrants for 50,000 shares of Common Stock of Company with an Exercise Price equal to the average closing price of Common Stock of Company for the five business day period commencing on the date of the Approval Notice; and

                                    (iv) On the Third Warrant Issue Date,
                  Warrants for 10,000 shares of Common Stock of Company with an Initial Exercise Price of $5.5625.

         The aggregate purchase price for the Warrants described in clauses (i),
         (ii) and (iii) above shall be McKesson's execution and delivery of the Credit Agreement. The purchase price for the Warrant described in clause (iv) above shall be McKesson's execution and delivery of the Limited Waiver and Consent dated the Third Warrant Issue Date.

                  Company and McKesson agree that the per share value of the Warrants for tax purposes is $2.55. Company and McKesson agree to report the transaction in a manner consistent with this paragraph.

         C. Section 7.4 of the Warrant Purchase Agreement is hereby amended by substituting in clause (a) thereof the phrase "more than two (2) times" for the phrase "more than one (1) time".

         D. The form of Exhibit A to the Warrant Purchase Agreement is hereby amended by inserting the following sentence at the end of Section 3.3 thereof.

                  If the price per share at which any holder of Convertible Securities may purchase Additional Shares of Common Stock is modified because of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, then the occurrence of any such change shall be deemed to be a reissuance of such Convertible Securities and such reissuance shall be subject to the provisions of this
                  Section 3.3.

Any of the Warrants already issued shall be deemed hereby amended to include such additional sentence.


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

SECTION 2.        MISCELLANEOUS

         A. Reference to and Effect on the Warrant Purchase Agreement and the Other Loan Agreements.

                  (i) On and after the date hereof, each reference in the Warrant Purchase Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Warrant Purchase Agreement, and each reference in the other Loan Documents to the "Warrant Purchase Agreement", "thereunder", "thereof" or words of like import referring to the Warrant Purchase Agreement shall mean and be a reference to the Warrant Purchase Agreement as amended by this Amendment.

                  (ii) Except as specifically amended by this Amendment, the Warrant Purchase Agreement, the Warrants and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

         B. COSTS AND EXPENSES. The Company covenants to pay to or reimburse McKesson, upon demand, for all costs, out-of-pocket expenses and reasonable attorneys' fees expended or incurred by McKesson in connection with the development, preparation, negotiation, execution and delivery of this Amendment and the documents and transactions contemplated hereby.

         C. HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

         D. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         E. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by any party thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by a party of a facsimile transmitted document purportedly bearing the signature of the other party shall bind the other party with the same force and effect as the delivery of a hard copy original. Any failure by a party to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document of the other party.


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

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                               HORIZON PHARMACIES, INC.

                               By:     /s/ Ricky D. McCord
                                  --------------------------------------------
                               Title:  CEO & President
                                     -----------------------------------------

                               McKESSON HBOC, INC.

                               By:    /s/ Alan Pearce
                                  --------------------------------------------
                               Title: Senior Vice President Financial Services
                                     -----------------------------------------


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